As filed with the Securities and Exchange Commission on June 28, 2002
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                         Shire Pharmaceuticals Group plc
             (Exact name of registrant as specified in its charter)

             England and Wales                         98-0359573
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

                      Hampshire International Business Park
                              Chineham, Basingstoke
                               Hampshire RG24 8EP
                                     England
                    (Address of Principal Executive Offices)
                                 ---------------
                        Shire US Inc. 401(k) Savings Plan
                            (Full title of the plan)
                                 ---------------

                                William A. Nuerge
                                  Shire US Inc.
                             7900 Tanners Gate Drive
                            Florence, Kentucky 41042
                     (Name and address of agent for service)
                                 (859) 282-2100
          (Telephone number, including area code, of agent for service)
                                 ---------------

                                    Copy to:
                             John P. Mitchell, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum       Proposed maximum
                                            Amount to be       offering price       aggregate offering        Amount of
Title of securities to be registered       registered (2)       per share (3)              price          registration fee
--------------------------------------     --------------     -----------------     ------------------    ----------------
   Ordinary Shares, nominal value
       5p per Ordinary Share(1) ......         820,000         $8.49                  $6,961,800          $640.49


----------------------

(1) American Depositary Shares ("Shire ADSs"), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, nominal value 5p per Ordinary Share (the "Ordinary Shares"), of Shire Pharmaceuticals Group, plc are registered on a separate registration statement. Each Shire ADS represents three Ordinary Shares.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold under the Shire US Inc. 401(k) Savings Plan.

(3) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a Shire ADS on June 21, 2002, divided by three.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Shire Pharmaceuticals Group plc (the "Company") or the Shire US Inc. 401(K) Savings Plan with the Commission and are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

          (c) The Company's Current Reports on Form 8-K filed with the Commission on May 9, May 13, May 16 and May 24, 2002.

          (d) The description of the Company's Ordinary Shares contained in the Company's Current Report on Form 8-K filed with the Commission on May 15, 2001.

          (e) The Annual Report on Form 11-K of the Shire US Inc. 401(K) Savings Plan for the fiscal year ended December 31, 2001.

     All documents subsequently filed by the Company or the Shire US Inc. 401(k) Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. KPMG LLP has been appointed to replace Arthur Andersen LLP as independent accountants for the Shire US Inc. 401(k) Savings Plan. The financial statements for the Shire US Inc. 401(k) Savings Plan as of and for the fiscal year ended December 31, 2000 included in the Plan's Annual Report on Form 11-K which is incorporated herein by reference were audited by Arthur Andersen LLP. We understand that the staff of the Securities and Exchange Commission has taken the position that it will not accept consents from Arthur Andersen LLP if the engagement partner and the senior manager for an audit are no longer with Arthur Andersen LLP. Because both the engagement partner and the senior manager for the Shire US Inc. 401(k) Savings Plan audit are no longer with Arthur Andersen LLP, we are no longer able to obtain the written consent of Arthur Andersen to the incorporation by reference into this registration statement of its audit report with respect to the Plan's financial statements. However, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. We believe, however, that other persons who are liable under Section11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

Item 4. Description of Securities.

                  Not Applicable.

Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

     Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     Pursuant to Paragraph 141 of the Articles of Association of the Company, every person who was or is a director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

     Under Section 310 of the Companies Act 1985 of Great Britain, the Company may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company, except that under Section 310(3) of the Companies Act 1985, the Company is not prevented, inter alia, (a) from purchasing and maintaining for any such officer such insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.

     The Company maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers of Shire or its affiliated companies.

Item 7. Exemption from Registration Claimed.

                  Not applicable.

Item 8. Exhibits

          4.1 - Shire US Inc. 401(k) Savings Plan (Ulmer & Berne LLP Prototype Non-Standardized Profit-Sharing /401(k) Plan Adoption Agreement #01-001; First Amendment to Ulmer & Berne LLP Prototype Non-Standardized Profit-Sharing/401(k) Plan Adoption Agreement #01-001; Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan

               Document #01; First Amendment to Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01)

          5.1  - Internal Revenue Service Opinion Letter for Prototype Plan

          23.1 - Consent of Arthur Andersen, Chartered Accountants

          23.2 - Consent of Raymond Chabot Grant Thornton

          23.3 - Consent of KPMG LLP

          23.4 - Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a)

          24.1 - Power of Attorney (is set forth on the signature page of this Registration Statement)

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, if applicable, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basingstoke, England, on the 28th day of June, 2002.

                        SHIRE PHARMACEUTICALS GROUP PLC


                        By:  /s/ Rolf Stahel
                             --------------------------------------------
                             By:  Rolf Stahel
                                  Chief Executive







                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rolf Stahel and Angus Russell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                         Capacity                                  Date
                 ----                                         --------                                  ----

/s/ Rolf Stahel                                 Chief Executive (Principal executive officer)       June 28, 2002
------------------------------------
Rolf Stahel


/s/ James Cavanaugh                             Non-executive Chairman                              June 28, 2002
------------------------------------
James Cavanaugh




                 Name                                         Capacity                                  Date
                 ----                                         --------                                  ----

/s/ Angus Russell                               Group Finance Director (Principal financial         June 28, 2002
------------------------------------            officer and principal accounting officer
Angus Russell


/s/ Wilson Totten                               Group R&D Director                                  June 28, 2002
------------------------------------
Wilson Totten


/s/ Barry Price                                 Director, Non-executive                             June 28, 2002
------------------------------------
Barry Price


                                                Director, Non-executive
Bernard Canavan


/s/ Ronald Nordmann                             Director, Non-executive                             June 28, 2002
------------------------------------
Ronald Nordmann


/s/ Francesco Bellini                           Director, Non-executive                             June 28, 2002
------------------------------------
Francesco Bellini


                                                Director, Non-executive
James Grant


/s/ Gerard Veilleux                             Director, Non-executive                             June 28, 2002
------------------------------------
Gerard Veilleux


/s/ William Nuerge                              Authorized Representative in the United             June 28, 2002
------------------------------------            States
William Nuerge


                                  EXHIBIT INDEX

       Exhibit No.       Exhibit

          4.1 - Shire US Inc. 401(k) Savings Plan (Ulmer & Berne LLP Prototype Non-Standardized Profit-Sharing/401(k) Plan Adoption Agreement #01-001; First Amendment to Ulmer & Berne LLP Prototype Non-Standardized Profit-Sharing/401(k) Plan Adoption Agreement #01-001; Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01; First Amendment to Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01)

          5.1  - Internal Revenue Service Opinion Letter for Prototype

          23.1 - Consent of Arthur Andersen, Chartered Accountants

          23.2 - Consent of Raymond Chabot Grant Thornton

          23.3 - Consent of KPMG LLP

          23.4 - Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a)

          24.1 - Power of Attorney (is set forth on the signature page of this Registration Statement)